                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant :
Filed by a Party other than the Registrant 9

Check the appropriate box:
/ /     Preliminary Proxy Statement       / /   Confidential, For Use of the Commission
/X/     Definitive Proxy Statement              Only (as permitted by Rule 14a-6(e)(2))
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to
        Rule 14a-11(c) or Rule 14a-12

                                  iPARTY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
      /X/   No fee required.
      / /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.
      (1)   Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

      (5)   Total fee paid:

--------------------------------------------------------------------------------

      / /     Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

      / /     Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

--------------------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

      (3)   Filing Party:

--------------------------------------------------------------------------------

      (4)   Date Filed:

--------------------------------------------------------------------------------
                                  iPARTY CORP.
                        130 WEST 30TH STREET, 10TH FLOOR
                            NEW YORK, NEW YORK 10001
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 7, 2000
                            ------------------------

NOTICE IS HEREBY GIVEN that the annual meeting (the "Annual Meeting") of Stockholders of iParty Corp. (the "Company") will be held at the offices of Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019, on Monday, the 7th day of August 2000, at 9:00 a.m., E.D.T., for the following purposes, all as more fully described in the attached Proxy Statement:

     (1) To elect six directors to the Board of Directors who shall serve until the 2001 Annual Meeting of Stockholders, or until their successors have been elected and qualified;

     (2) To authorize an amendment to the Company's 1998 Incentive and Nonqualified Stock Option Plan (the "Plan") to increase the number of shares authorized for issuance available for grant under the Plan;

     (3) To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000; and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on July 7, 2000 as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. Representation of at least a majority of all outstanding shares of Common Stock is required to constitute a quorum. Accordingly, it is important that your stock be represented at the Annual Meeting. The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's offices at 130 West 30th Street, 10th Floor, New York, New York 10001 for ten
(10) days prior to August 7, 2000.

     A copy of the Company's Annual Report for the year ended December 31, 1999 is enclosed.

     You are earnestly requested to date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the meeting or any adjournment thereof. The prompt return of the proxy will be of assistance in preparing for the meeting and your cooperation in this respect will be appreciated.

                                          By Order of the Board of Directors

                                          Daniel DeWolf, Secretary
New York, New York
July 13, 2000
                                  iPARTY CORP.
                        130 WEST 30TH STREET, 10TH FLOOR
                            NEW YORK, NEW YORK 10001
               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 7, 2000
                                  INTRODUCTION

     This Proxy Statement and the accompanying proxy are being furnished to stockholders of record of iParty Corp. (the "Company") as of July 7, 2000, in connection with the solicitation by the Board of Directors of the Company of proxies by the Board of Directors for use in voting at the Annual Meeting of Stockholders to be held at the offices of Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019, at 9:00 a.m. (local time), or at any and all adjournments thereof (the "Annual Meeting" or "Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders to which this Proxy Statement is annexed.

     If the enclosed proxy is properly signed and returned, your shares will be voted on all matters that properly come before the Annual Meeting for a vote. If instructions are specified in your signed proxy with respect to the matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are so specified, your shares will be voted FOR the election of the nominees named in Proposal 1, FOR the approval of Proposal 2 (to authorize the amendment to the Company's 1998 Incentive and Nonqualified Stock Option Plan (the "Plan")) and FOR the approval of Proposal 3 (ratification of independent public accountants for the year ending
December 31, 2000). In their discretion, the proxies are authorized to consider and vote upon such matters incident to the conduct of the Annual Meeting and upon such other business matters or proposals as may properly come before the Meeting that the Board of Directors of the Company did not know, within a reasonable time prior to this solicitation, would be presented at the Meeting.

     Your proxy may be revoked at any time prior to being voted by: (1) filing with the Secretary of the Company at the above address, written notice of such revocation, (2) submitting a duly executed proxy bearing a later date or
(3) attending the Annual Meeting and giving the Secretary notice of your intention to vote in person.

     On or about July 13, 2000, this Proxy Statement and the accompanying proxy, together with a copy of the Annual Report of the Company for the year ended December 31, 1999, including financial statements, are being mailed to each stockholder of record at the close of business on July 7, 2000 (the "Record Date").

                               VOTING SECURITIES

     The Board of Directors has fixed the close of business on July 7, 2000 as the Record Date for the determination of stockholders entitled to notice of the Annual Meeting, and holders of record of the common stock, $.001 par value per share (the "Common Stock"), the Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), the Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), the Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock") and the Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred Stock") of the Company on that date will be entitled to notice of, and to vote at, the Annual Meeting.

     As of the Record Date, the Company had outstanding 11,136,107 shares of Common Stock, 1,000,000 shares of Series A Preferred Stock, 1,044,452 shares of Series B Preferred Stock, 100,000 shares of Series C Preferred Stock and 250,000 shares of Series D Preferred Stock. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Each share of Series A Preferred Stock is entitled to one vote (i.e., the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible) on all matters presented at the Annual Meeting, each share of Series B Preferred Stock is entitled to ten votes (i.e., the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible) on all matters presented at the Annual Meeting, each share of Series C Preferred Stock is entitled to ten votes (i.e., the number of shares of Common Stock into which each share of Series C Preferred Stock is convertible) on all matters presented at the Annual Meeting and each share of Series D Preferred Stock is entitled to ten votes (i.e., the number of shares of Common Stock into which each share of Series D Preferred Stock is convertible) on all matters presented at the Annual Meeting. The Series C Preferred Stock shall vote alone for the election of a Series C Director. The Series D Preferred Stock shall vote alone for the election of a Series D Director. On all other matters, the Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall vote together as one class on all matters presented at the Annual Meeting.

     The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting (on a converted basis) is necessary to constitute a quorum at the Annual Meeting. Neither abstentions nor broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum is present.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information, as of June 30, 2000, regarding the beneficial ownership of the Common Stock by: (1) each Director of the Company; (2) each executive officer of the Company who is not a Director whose compensation for 1999 exceeded $100,000 (the "Named Executive Officer"); and (3) all Directors and Named Executive Officers as a group. Unless otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares.

                                                                  NUMBER OF
                                                                 COMMON SHARES
NAME OF BENEFICIAL OWNER(1)                                   BENEFICIALLY OWNED(2)    PERCENT OF CLASS
------------------------------------------------------------  ---------------------    ----------------
Sal Perisano................................................          214,625(3)              1.89%
Patrick Farrell.............................................          115,000(4)              1.02%
Robert H. Lessin ...........................................        7,900,558(5)(7)          60.60%
  c/o WIT Capital
  826 Broadway, 6th Floor
  New York, NY 10003
James McCann ...............................................          699,600(6)              6.28%
  1-800 Flowers
  1000 Stewart Avenue
  Westbury, NY 11590
iParty LLC .................................................        6,000,000(7)             53.88%
  c/o Robert H. Lessin
  826 Broadway, 6th Floor
  New York, NY 10003
Ajmal Khan .................................................          565,000(8)              4.83%
  The Verus Group
  1177 West Hastings Street
  Vancouver, British Columbia
  Canada V6E 2K3
Stuart G. Moldaw ...........................................          180,229(9)              1.59%
  700 Airport Boulevard
  Burlingame, California 94010
Byron Hero .................................................          750,000(10)             6.65%
  420 East 54th Street
  New York, NY 10022
Roccia Partners, L.P. ......................................        2,788,074(11)            20.02%
  826 Broadway
  New York, NY 10003

                                                                  NUMBER OF
                                                                COMMON SHARES
NAME OF BENEFICIAL OWNER(1)                                    BENEFICIALLY OWNED(2)    PERCENT OF CLASS
------------------------------------------------------------   --------------------     ----------------

Boston Millennia Partners, LP ..............................         1,552,290(12)            12.23%
  30 Rowes Wharf
  Suite 330
  Boston, MA 02110
Hampton Associates Limited .................................           951,020(13)             7.87%
  1702 Dina House
  Ruttonjee Centre
  11 Duddell Street
  Central Hong Kong
HMTF-iPC, LLC ..............................................         3,750,000(14)            25.19%
  200 Crescent Court, Suite 1600
  Dallas, TX 75201
Robert Jevon ...............................................            25,000(15)               --
  Boston Millennia Partners, LP
  30 Rowes Wharf
  Suite 330
  Boston, MA 02110
Michael Levitt .............................................            25,000(6)                --
  Hicks Muse, Tate & Furst
  Incorporated
  200 Crescent Court, Suite 1600
  Dallas, TX 75201
Taymark ....................................................         1,500,000(17)            11.88%
  4875 White Bear Parkway
  White Bear Lake, MN 55110
All Officers and Directors as a Group ......................         9,025,412                63.84%
  (7 persons)

------------------

  (1) Unless otherwise indicated, all addresses are c/o iParty Corp., 130 West 30th Street, 10th Floor, New York, NY 10001.

  (2) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934, as amended, and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power. The percentage of class is calculated in accordance with Rule 13d-3.

  (3) Includes 75,000 shares that may be acquired upon the exercise of presently exercisable options issued pursuant to the Plan (50,000 options in connection with his consulting agreement 25,000 options in connection with his role as a Director of the Company).

  (4) Includes 115,000 shares that may be acquired upon the exercise of presently exercisable options issued pursuant to the Plan.

  (5) Includes (1) 6,000,000 shares of Common Stock owned by iParty LLC, of which Mr. Lessin is a member and the manager and a 78.34% owner, (2) 75,000 shares of Common Stock which may be acquired upon the exercise of presently exercisable options issued under the Plan, (3) 273,268 shares of Common Stock that may be acquired upon the exercise of presently exercisable warrants, (4) 1,000,000 shares of Common Stock that may be acquired upon the conversion of 100,000 shares of presently convertible Series B Preferred Stock and (5) 552,290 shares of Common Stock that may be acquired upon the exercise of redeemable common stock purchase warrants.


                                              (Footnotes continued on next page)

(Footnotes continued from previous page)


  (6) Includes 699,000 shares of Common Stock owned by iParty LLC, in which Mr. McCann is a member and a 11.66% owner. Such shares represent his ownership interest in iParty LLC.

  (7) iParty LLC is a Delaware limited liability company and a 54.5% shareholder of iParty Corp. Mr. Lessin is the manager and 78.334% owner of iParty LLC.

  (8) Includes 75,000 shares of Common Stock that may be acquired upon the exercise of presently exercisable options issued pursuant to the Plan and 25,000 shares of Common Stock held by Verus Capital Corp., of which Mr. Khan is the sole stockholder. Also includes presently exercisable options, held by Verus Capital Corp., to purchase 225,000 and 240,000 shares of Series A Preferred Stock from Henslowe Trading Limited and Ruffino Developments Limited, respectively.

  (9) Includes 100,000 shares of Common Stock that may be acquired upon the conversion of 10,000 shares of presently convertible Series B Preferred Stock, 55,229 shares of Common Stock that may be acquired upon the exercise of redeemable common stock purchase warrants and 25,000 shares of Common Stock that may be acquired upon the exercise of presently exercisable options issued under the Plan.

  (10) Includes 600,000 shares of Common Stock owned by iParty LLC, in which Mr. Hero is a member and a 10% owner, such shares represent Mr. Hero's membership interest in iParty LLC. Also includes 150,000 shares that may be acquired by the exercise of presently exercisable options issued under the Plan.

  (11) Includes 1,796,104 shares of Common Stock that may be acquired upon the conversion of 179,610 shares of presently convertible Series B Preferred Stock and 991,970 shares of Common Stock that may be acquired upon the exercise of redeemable common stock purchase warrants.

  (12) Includes 1,000,000 shares of Common Stock that may be acquired upon the conversion of 100,000 shares of presently convertible Series C Preferred Stock and 552,290 shares of Common Stock that may be acquired upon the exercise of redeemable common stock purchase warrants owned by Boston Millennia Partners Limited Partnership and an affiliated entity. Mr. Jevon disclaims beneficial ownership of such shares except to the extent of his ownership interest in the entities that own such shares.

  (13) Includes 448,420 shares of Common Stock that may be acquired upon the conversion of 44,842 shares of presently convertible Series B Preferred Stock, 247,658 shares of Common Stock that may be acquired upon the exercise of redeemable common stock purchase warrants and 254,942 shares of Common Stock that may be acquired upon the exercise of presently exercisable warrants.

  (14) Includes 2,500,000 shares of Common Stock that may be acquired upon the conversion of 250,000 shares of presently convertible Series D Preferred Stock and 1,250,000 shares of Common Stock that may be acquired upon the exercise of redeemable common stock purchase warrants owned by HMTF-iPC, LLC. HMTF-iPC, LLC is a limited liability company of which the sole member is HMTF Bridge Partners, L.P., a limited partnership the sole general partner of which is HMTF Bridge Partners, LLC, a limited liability company of which Mr. Thomas O. Hicks is the sole member. Accordingly, Mr. Hicks may be deemed to be the beneficial owner of all or a portion of the stock owned of record by HMTF-iPC, LLC. Mr. Hicks expressly disclaims (1) the existence of any group and (2) beneficial ownership with respect to any shares of Common Stock not owned of record by him. Mr. Michael J. Levitt, a limited partner of HMTF Bridge Partners, L.P. and an executive officer of HMTF Bridge Partners, LLC, serves as a Director of the Company.

  (15) Includes 25,000 shares of Common Stock that may be acquired upon the exercise of presently exercisable options issued under the Plan.

  (16) Includes 25,000 shares of Common Stock that may be acquired upon the exercise of presently exercisable options issued under the Plan.

  (17) Includes 1,500,000 shares of Common Stock that may be acquired upon the exercise of presently exercisable warrants.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     At the Meeting, six individuals will be elected to serve as Directors until the next Annual Meeting, and until their successors are elected and qualified. During the fiscal year ended December 31, 1999, the Company's Board of Directors consisted of Messrs. Perisano, Khan, Lessin and Moldaw. Mr. Jevon joined the Board of Directors as a designee of the Series C Preferred Stock ("Series C Director") in February 2000. Mr. Levitt joined the Board of Directors as a designee of the Series D Preferred Stock ("Series D Director") in February 2000.

     Unless a stockholder WITHHOLDS AUTHORITY, a properly signed and dated proxy will be voted FOR the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a Director at the time of the election, unless the stockholder withholds authority from voting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

     The name and age of each of the six nominees, his principal occupation and the period during which such person has served as a Director are set out below.

                                                                                                            DIRECTOR
NAME OF NOMINEE                              AGE   POSITION                                                 SINCE
------------------------------------------   ---   ------------------------------------------------------   --------
Sal Perisano..............................   49    Chief Executive Officer, Chairman of the Board            1998
Ajmal Khan................................   37    Director                                                  1998
Robert H. Lessin..........................   44    Director                                                  1998
Stuart G. Moldaw..........................   72    Director                                                  1999

SERIES C DIRECTOR NOMINEE
------------------------------------------
(To be elected only by the holders of
  Series C Preferred Stock)
Robert Jevon..............................   47    Series C Director                                         2000

SERIES D DIRECTOR NOMINEE
------------------------------------------
(To be elected only by the holders of
  Series D Preferred Stock)
Michael Levitt............................   41    Series D Director                                         2000

     Sal Perisano has been a Director of the Company since October 1998, the Company's Chief Executive Officer since April 15, 1999 and the Chairman of the Board of Directors since May 11, 2000. In December 1992, Mr. Perisano co-founded The Big Party Corporation, a retail chain of 51 party supply stores, headquartered in West Roxbury, Massachusetts. Mr. Perisano served as President and Chairman of The Big Party Corporation from 1992 to January 1999.
Mr. Perisano currently serves as a Director of and a consultant to The Big Party Corporation. In 1981, he co-founded Videosmith, which became Boston's dominant video retailer. In 1989, Videosmith was sold to a publicly traded company called Xtravision PLC, which owned 250 stores throughout the U.K. and Ireland.
Mr. Perisano stayed on as a Director and was later named Chief Executive of the parent company, which was subsequently acquired by Blockbuster Video.
Mr. Perisano holds a B.A. from Boston College and an M.A. from Harvard
University.

     Ajmal Khan has been a Director of the Company since July 1998. Mr. Khan is founder and President of the Verus Capital Corp. ("Verus"), a diversified investment group. Mr. Khan founded Verus and has been its President since 1987. Verus is involved in the ownership of hotels, venture capital financing, corporate acquisitions, and several joint ventures entailing name brand franchising and licensing. Mr. Khan also has a joint venture interest in Barakaat Holdings Ltd., a sports marketing company. Since October 1998, he has also served as a Director of Advanced Bodymetrics, Inc., a publicly traded high-tech company dedicated to developing sports wristwatches that are able to monitor and display various functions of the human body. Mr. Khan is also a Director of Wattage Monitor, Inc., a provider of electricity and power.

     Robert H. Lessin has been a Director of the Company since July 1998. Mr. Lessin has been Chairman and Chief Executive of Wit Capital Corp., an on-line broker-dealer, since April 1998. From 1993 until 1997,

Mr. Lessin was Vice Chairman of Salomon Smith Barney, where he served as head of its Investment Banking Division. Mr. Lessin also serves on the Board of Directors of CBS MarketWatch.com, a financial and news provider on the Internet.

     Stuart G. Moldaw has been a Director of the Company since October 1999. Mr. Moldaw has been Chairman of Gymboree Corporation, a specialty retailer of apparel and accessories for children, since 1994. From 1980 through February 1990, Mr. Moldaw served as a general partner of U.S. Venture Partners and he currently serves as a special venture partner of such entity. Mr. Moldaw also serves as a Director and Chairman Emeritus of Ross Stores, Inc., an off-price retailer of apparel and home accessories.

     Robert Jevon has been a Series C Director of the Company since February 2000. Mr. Jevon is a Partner of Boston Millennia Partners, a venture capital firm and has held such position since February 2000, and has been a Principal of the firm since 1997. Mr. Jevon's primary investment focus is business services, information technology and life sciences. Mr. Jevon serves on the Board of Directors of Proteome, Inc., an Internet-based provider of biological knowledge databases to pharmaceutical and biotechnology researchers, and TeleCommute Solutions, Inc., a provider of telecommunication services. Prior to his current position, Mr. Jevon was a Venture Affiliate of Boston Capital Ventures from 1995 to 1996 and was a Principal of Watch Hill Corporation from 1993 to 1995. From 1989 to 1992, he was the Controller of Bolt Beranek & Newman's Communications Division. He is a graduate of Haverford College and holds an M.B.A. from the Amos Tuck School at Dartmouth College.

     Michael Levitt has been a Series D Director of the Company since February 2000. Mr. Levitt has been a partner of Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse"), a global investment firm, since 1996. He is responsible for originating, structuring and monitoring Hicks Muse's investments and is involved in building relationships with investment banks and commercial banking firms worldwide. Mr. Levitt serves on the Board of Directors of AMFM Corp., El Sitio, Inc., Globix Corporation, International Home Foods, Inc., RCN Corporation, Metrocall, Inc., Regal Cinemas, Inc., Rhythms NetConnections, Inc., and STC Broadcasting, Inc., among others. Prior to joining Hicks Muse, Mr. Levitt was a Managing Director and Deputy Head of Investments with Smith Barney, and a Managing Director with Morgan Stanley & Co., responsible for corporate finance and mergers and acquisitions. Mr. Levitt received his undergraduate and Juris Doctor degrees from the University of Michigan.

     In September 1999, the Company consummated a private offering of securities for an aggregate purchase price of $2.0 million (the "Series C Offering"). The securities issued in the Series C Offering consisted of 100,000 shares of Series C Preferred Stock convertible into 1,000,000 shares of Common Stock and common stock purchase warrants (the "Warrants") exercisable for an aggregate of 500,000 shares of Common Stock. The Series C Offering memorandum provided that the holders have the right to appoint one person to be a member of the Company's Board of Directors. Mr. Jevon is the designee of the holders of the Series C Preferred Stock.

     In December 1999, the Company consummated a private offering of securities for an aggregate purchase price of $5.0 million (the "Series D Offering"). The securities issued in the Series D Offering consisted of 250,000 shares of Series D Preferred Stock convertible into 2,500,000 shares of Common Stock and common stock purchase warrants (the "Warrants") exercisable for an aggregate of 1,250,000 shares of Common Stock. The Series D Offering memorandum provided that the holders have the right to appoint one person to be a member of the Company's Board of Directors. Mr. Levitt is the designee of the holders of the Series D Preferred Stock.

EXECUTIVE OFFICERS

     Sal Perisano, Chief Executive Officer.

     Patrick Farrell has been the Company's Senior Vice President and Chief Financial Officer since April 1999. From 1996 until joining iParty, Mr. Farrell was a Director, Financial Planning & Analysis and Controller for N2KInc. where he helped negotiate that company's merger with CDnow. Prior to N2K, he served as Controller at EMI Music Group/Angel Records and as Manager of Finance and Accounting of Polygram/Def Jam Recordings, Inc. He began his professional career at Arthur Andersen LLP, where he was an Audit Senior when he left in 1994.
Mr. Farrell holds an M.B.A. from New York University and graduated with honors in Accounting from Temple University and is a Certified Public Accountant.

     John Jolly has been the Company's Senior Vice President and Chief Operating Officer since April 2000. From 1998 until joining iParty, Mr. Jolly was Vice President of Operations and Customer Care for KBkids.com, where he established their Distribution and Customer Care strategies and operations. Mr. Jolly lead their operations to over $50 million in sales during their initial year after merging BrainPlay.com and KBToys.com. From 1988 through 1998, Mr. Jolly was Vice President of Operations for QVC Network, a leader in Electronic Retailing.
Mr. Jolly was responsible for four Distribution Facilities, Engineering, Quality Control and Customer Care operations. Mr. Jolly holds a B.A. from LaSalle University.

COMMITTEES OF THE BOARD OF DIRECTORS

     Audit Committee. On May 11, 2000, the Board of Directors appointed Messrs. Khan, Levitt and Moldaw to the Board of Director's Audit Committee. The Audit Committee operates pursuant to a Charter approved by the Board of Directors. The Charter is attached to this Proxy Statement as Appendix A. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities relating to the Company's accounting, reporting and financial control practices. The committee reviews the Company's annual and interim financial statements and certain other public disclosure documents required by regulatory authorities and makes recommendations to the Board with respect to such statements and documents. The committee also makes recommendations to the Board regarding the appointment of independent auditors, reviews the nature and scope of the annual audit as proposed by the auditors and management, and reviews with management the risks inherent in the Company's business and risk management programs relating thereto. The committee reviews with the auditors and management the adequacy of the Company's internal accounting control procedures and systems. The committee conducts, on an ongoing basis, an appropriate review of related party transactions. The committee also reviews the systems and procedures for direct communication between the committee and the Company's internal accounting staff and the auditors. All three members of the Audit Committee are "independent" as defined under the American Stock Exchange's listing standards.

     Compensation Committee. The Compensation Committee of the Board determines the compensation to be paid to the key officers of the Company. The current members of the Compensation Committee are Messrs. Khan and Moldaw.

     Nominating Committee.  We have no nominating committee.

     Executive Committee. The Executive Committee of the Board has and may exercise, during the intervals between meetings of the Board, all the powers of the Board in the management of the Company's business and affairs, subject to certain statutory restrictions. The current members of the Executive Committee are Messrs. Perisano, Lessin and Moldaw.

DIRECTOR COMPENSATION

     Under the Plan, each non-employee director is granted, on the effective date of the commencement of his term as Director, options to purchase 25,000 shares of Common Stock. In addition, each of the Company's Directors who is not an executive officer is granted, on an annual basis on the last trading date in August of each year, commencing August 1998, options to acquire 25,000 shares of Common Stock, at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant.

CERTAIN REPORTS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     No person who, during the fiscal year ended December 31, 1999, was a Director, Officer or beneficial owner of more than ten percent of the Common Stock (which is the only class of the Company's securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, (the "Act") (a "Reporting Person"), failed to file on a timely basis, reports required by
Section 16 of the Act during the most recent fiscal year, except that, in connection with the Company becoming subject to the provisions of the Act, Messrs. Farrell, Khan, Lessin and Perisano were late in filing a Form 3, and Messrs. Lessin and Perisano were late in filing a Form 4. The foregoing is based solely upon the Company's review of Forms 3 and 4 during the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Company with respect to the Company's most recent fiscal year.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY EXECUTIVE OFFICER COMPENSATION TABLE

     The following table summarizes the aggregate cash compensation paid during 1999, 1998 and 1997 (see footnotes below) to the Company's Chief Executive Officer and other executive officers that received compensation during 1999 in excess of $100,000 in salary and bonus pursuant to their contracts. Currently, options have been granted to management as indicated below.

                                                                                                      SECURITIES
                                                                                      OTHER ANNUAL       UNDER
NAME AND PRINCIPAL POSITION                              YEAR     SALARY     BONUS    COMPENSATION    OPTIONS/SAR'S
------------------------------------------------------   ----    --------    -----    ------------    --------------
Sal Perisano .........................................   1999    $111,442     --        $     --          797,230
  Chief Executive Officer(1)                             1998          --     --              --           50,000
                                                         1997          --     --              --               --

Byron Hero ...........................................   1999      72,917     --         145,836               --
  Former Chief Executive Officer(2)                      1998     104,166     --              --          300,000
                                                         1997          --     --              --               --

Maureen Broughton Murrah .............................   1999     154,919     --           5,000               --
  Former President(3)                                    1998      69,327     --              --          300,000
                                                         1997          --     --              --               --

------------------
(1) Mr. Perisano did not begin his employment with the Company until March 30, 1999.

(2) Mr. Hero resigned as the Company's Chief Executive Officer as of April 15, 1999. Mr. Hero did not receive any severance payment in connection with his resignation. On April 15, 1999, Mr. Hero entered into a 12 month consulting agreement. Payments made under this agreement are reflected in other annual compensation.

(3) Ms. Broughton Murrah resigned as the Company's President on November 15, 1999. Ms. Broughton Murrah did not receive any severance payment in connection with her resignation.

                       OPTION GRANTED IN LAST FISCAL YEAR

                                                              NUMBER OF     PERCENT OF
                                                              SECURITIES    TOTAL OPTIONS
                                                              UNDERLYING    GRANTED TO
                                                               OPTIONS      EMPLOYEES IN                       EXPIRATION
NAME AND PRINCIPAL POSITION                                    GRANTED      FISCAL YEAR      EXERCISE PRICE      DATE
-----------------------------------------------------------   ----------    -------------    --------------    ----------
Sal Perisano ..............................................      25,000          35.7%           $ 5.38          1/19/09
  Chief Executive Officer and Director                          337,500                            3.75          3/30/09
                                                                434,730                            2.00          8/26/09

Patrick Farrell ...........................................     115,000           8.5%             3.63           4/5/09
  Senior Vice President and Chief Financial Officer              75,000                            3.81         10/11/09

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The Company's certificate of incorporation and bylaws provides that the Company indemnify all of its Directors and Officers to the fullest extent permitted by the Delaware General Corporation Law. Under the Company's certificate of incorporation and bylaws, any Director or Officer, who in his capacity as such is made or threatened to be made, party to any suit or proceeding, will be indemnified. A Director or Officer will be indemnified if it is determined that the Director or Officer acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provision, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The Company maintains a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by directors and officers in connection with the performance of their duties. The Company pays the entire premium for the liability insurance.

EMPLOYMENT AND CONSULTING AGREEMENTS

     The Company has entered into a consulting agreement with Mr. Perisano for the services of Mr. Perisano and his wife, Ms. Dorice Dionne. The consulting period terminated on December 31, 1999. Pursuant to this agreement, Mr. Perisano was entitled to options to purchase 25,000 shares of Common Stock, at the price on the date of grant ($1.43), and additional options to purchase 25,000 shares of Common Stock in the event their consulting hours exceed 100. Their consulting hours exceeded 100 on January 19, 1999. Consequently,
Mr. Perisano was granted options to purchase 25,000 shares of Common Stock at an exercise price of $5.38 per share, the price of the Common Stock on such date.

     The Company has entered into an employment agreement with Mr. Perisano that provides for him to act as the Company's Chief Executive Officer for a term expiring on March 30, 2002 and devote substantially his full working time and attention to the Company's business provided that he may continue to fulfill his duties and obligations to The Big Party Corporation as a consultant and a member of its Board of Directors. The agreement provided for an initial annual salary of $150,000, which amount was increased to $250,000 beginning January 1, 2000 plus a discretionary bonus to be determined by the Board of Directors. As described in the agreement, on March 30, 1999 Mr. Perisano was granted options to purchase an aggregate of 337,500 shares of Common Stock under the Plan with an exercise price equal to the fair market value of the Common Stock on the date of grant ($3.75). Such options have vested or will vest as follows: provided that Mr. Perisano remains continuously employed by the Company, options with respect to 112,500 shares of Common Stock vested on March 30, 2000, 1/24th of the remaining 225,000 shares of Common Stock will vest each month beginning on April 30, 2000 for a period of 24 months. As further described in the agreement, on August 26, 1999 Mr. Perisano was granted options to purchase an aggregate of 434,730 shares of Common Stock pursuant to the Plan with an exercise price equal to $2.00. Such options will vest as follows: provided that Mr. Perisano remains continuously employed by the Company, options with respect to 144,910 shares of Common Stock will vest on August 26, 2000, 1/24th of the remaining 289,820 will vest each month beginning September 26, 2000 for a period of 24 months. The agreement provides that if Mr. Perisano is terminated without cause, or resigns for "good reason" he will be entitled to receive his then current salary for a period of nine months. The agreement contains certain restrictions on competition.

     The Company has entered into an employment agreement with Ms. Dionne. The agreement provides that she will act as Senior Vice President--Merchandising for a term expiring on March 30, 2002 and devote substantially her full working time and attention to the Company's business provided that she may continue to fulfill her duties and obligations to The Big Party Corporation as a consultant. The agreement provides for an initial annual salary of $100,000, which amount was increased to $125,000 beginning January 1, 2000, plus a discretionary bonus to be determined by the Board of Directors. As described in the agreement, on March 30, 1999 she was granted options to purchase an aggregate of 337,500 shares of Common Stock pursuant to the Plan with an exercise price equal to the fair market value of the Common Stock on the date of grant ($3.75 per share). Such options have vested or will vest as follows: provided that she remains continuously employed by the Company, options with respect to 112,500 shares of Common Stock vested on March 30, 2000, 1/24th of the remaining 225,000 shares of Common Stock vested each month beginning on April 30, 2000 for a period of 24 months. The agreement provides that if she is terminated without cause, she will be entitled to receive her then current salary for a period of six months. The agreement contains certain customary restrictions on competition.

     The Company has entered into an employment agreement with Mr. Farrell dated March 12, 1999 that provides for Mr. Farrell to serve as the Company's Senior Vice President and Chief Financial Officer for a term which expires on December 31, 2000. The agreement provides for an initial base salary of $115,000 per year. In connection with the agreement, Mr. Farrell was granted options to purchase an aggregate of 115,000 shares of Common Stock under the Plan. Options with respect to 50,000 shares vested on August 1, 1999 and options with respect to the remaining 65,000 shares vested on February 1, 2000. If the Company terminates the employment agreement without cause, Mr. Farrell is entitled to receive his full then current base salary for a period of three months from the date of termination and half of his then current base salary for a period of three months thereafter.

     The Company has entered into a consulting agreement with Mr. Moldaw, a Director of the Company, dated September 7, 1999. The agreement has a term of three years but may be terminated by either party upon 90 days' written notice. Under the terms of agreement, Mr. Moldaw was granted options to purchase 100,000 shares of Common Stock with an exercise price of $2.00 per share. Such options vest as follows: provided that Mr. Moldaw is still providing the Company with consulting services, options with respect to 33,334 shares of Common Stock will vest on September 6, 2000. 1/24th of options with respect to 66,666 shares of Common Stock will vest each month beginning on September 6, 2001 for a period of 24 months.

     The Company has entered into a consulting agreement with Mr. Byron Hero, the Company's former Chief Executive Officer and a former Director, dated
April 14, 1999. In connection with the consulting agreement, Mr. Hero's employment agreement was terminated and Mr. Hero resigned as Chief Executive Officer and a Director of the Company. Mr. Hero did not receive any severance payment in connection with his resignation as Chief Executive Officer. Pursuant to the terms of the consulting agreement, Mr. Hero served as non-executive Chairman of StarGreeting, Inc., our wholly-owned subsidiary, until April 14, 2000. During the term of the agreement, Mr. Hero received a fee of $20,833.33 per month. As a result of the modification of the StarConcept, Mr. Hero was terminated on September 30, 1999 and he will be entitled to receive his fee for the remainder of the contract. Under Mr. Hero's employment agreement, he was granted options to purchase an aggregate of 300,000 shares of Common Stock under the Plan. Such options remain in effect. Options to purchase 150,000 shares have vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For information concerning the employment agreements and consulting agreements between us and certain of our officers and directors see "Executive Compensation." Mr. Perisano and Ms. Dionne are husband and wife.

     Star Greetings, Inc. the Company's wholly-owned subsidiary, licenses the StarGreetings concept from StarGreetings, LLC. Mr. Hero, a former Director and the Company's former Chief Executive Officer, is a member and the manager of StarGreetings LLC. In exchange for the license, the Company pays the licensor 2 1/2% royalty from the gross revenues received from the sale of StarGreetings.

     Pursuant to the terms of a April 1998 finders fee agreement between Mr. Hero and a predecessor entity, prior to Mr. Hero becoming a Director and Officer of the Company, he was entitled to receive a finder's fee in the amount of 5% of the first $2,000,000 in equity raised from any party introduced by him. In connection with the Company's merger, the Company assumed the obligations under this agreement. In connection with the agreement, $2,000,000 was raised. As a result, the Company paid Mr. Hero $100,000. Mr. Hero is not a registered broker-dealer.

     The Company entered into a Funding Agreement, dated as of March 31, 1999, and amended as of April 14, 1999, with Messrs. Khan and Mr. Lessin, who are Directors (the "Funding Agreement"). Pursuant to the terms of the Funding Agreement each of Mr. Khan (or his designees) and Mr. Lessin advanced certain funds to the Company. In connection with each such funding, the funding party received a 10% Senior Secured Promissory Note for the amount funded and warrants to purchase such number of shares of Common Stock equal to the amount funded divided by the closing bid price of the Common Stock on the date of each such funding. $2,000,000 was funded pursuant to the Funding Agreement ($1,125,000 by Mr. Lessin and $875,000 by Hampton Associates Limited. Mr. Khan's designee under the Funding Agreement) and warrants to purchase 528,210 shares of Common Stock were issued at a weighted-average exercise price of $3.79. In connection with the Company's private placement of Series B Preferred Stock and common stock purchase warrants, the $2,000,000 principal amount of the notes and an aggregate of $55,850 of interest were converted into the units offered in the private placement at the offering price. In addition, Mr. Lessin purchased $841,000 of units at the offering price.

                                 VOTE REQUIRED

     Directors are elected by a plurality of the votes cast. The four Common Stock candidates receiving the highest number of votes will be elected as Directors.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the stockholders vote FOR each of the above nominees for Director.

                                   PROPOSAL 2

           APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1998 INCENTIVE
                       AND NONQUALIFIED STOCK OPTION PLAN

STOCK OPTION PLAN

     On August 24, 1999, the Board of Directors of the Company amended the Plan, to increase the number of shares available for issuance under the Plan from 2,000,000 to 4,000,000 shares. On June 16, 2000, the Board of Directors of the Company further amended the Plan, to increase the number of shares available for issuance under the Plan from 4,000,000 to 7,000,000 shares. A copy of the Plan, as amended is set forth in Appendix B to this Proxy Statement. The amendment to the Plan will not become effective unless it is approved by the holders of record of a majority of the shares of the Company's Common Stock. The Plan provides for the granting of stock options to the employees, officers, and consultants of the Company. Approximately 37 employees, Officers and Directors were eligible to participate in the Plan as of June 30, 2000. Except for the increase in the number of shares available for issuance thereunder, Plan remains unchanged.

     The Plan is intended to assist the Company in securing and retaining key employees and Directors by allowing them to participate in the ownership and growth of the Company through the grant of incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options to which Section 422 of the Code does not apply (collectively, the "Options"). The granting of Options will serve as partial consideration for and give key employees, directors and consultants an additional inducement to remain in the service of the Company and will provide them with an increased incentive to work for the Company's success.

     The Board of Directors believes that it would be in the best interests of the Company for the stockholders to ratify the amendment to the Plan to increase the number of shares available for the grant of Options under the Plan from 2,000,000 to 7,000,000 shares. Stockholder approval of the Board's amendment to the Plan is required within twelve months of the Board's approval of the amendment. As of June 30, 2000, Options to purchase 5,348,307 shares of Common Stock had been reserved for exercise of Options granted under the Plan, leaving 1,651,693 shares remaining available for the grant of Options under the Plan. As of June 30, 2000, 335,000 Options granted under the Plan had been exercised.

     The following discussion of the principle features and effects of the Plan, as amended, is qualified in its entirety by reference to the text of the Plan, as amended, set forth in Appendix B attached hereto.

ADMINISTRATION

     The Plan is administered by the Company's Board of Directors or a Stock Option Committee of the Board of Directors appointed by the Board (the "Administrator"). Each member of the Stock Option Committee will be a "non-employee director" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Administrator will select the employees, directors and consultants who will be granted Options under the Plan and, subject to the provisions of the Plan, will determine the terms and conditions and number of shares subject to each Option. The Administrator will also make any other determinations necessary or advisable for the administration of the Plan and its determinations will be final and conclusive.

SHARES SUBJECT TO THE PLAN

     The Plan authorizes the granting of either incentive stock options or non-incentive stock options to purchase in the aggregate up to 2,000,000 shares of the Company's Common Stock. The amendment to the Plan approved by the Board will increase the number of shares available for grant of Options under the Plan to 7,000,000 shares.

The shares available for issuance will be increased or decreased according to any reclassification, recapitalization, stock split, stock dividend or other such subdivision or combination of the Common Stock. Shares of the Common Stock subject to unexercised Options that expire or are terminated prior to the end of the period during which Options may be granted under the Plan will be restored to the number of shares available for issuance under the Plan. Assuming the receipt of stockholder approval for the adoption of the amendment to the Plan, 1,651,693 shares of Common Stock will remain available for issuance under the Plan.

ELIGIBILITY

     Any employee of the Company or any subsidiary of the Company shall be eligible to receive incentive stock options and non-qualified stock options under the Plan. Non-qualified stock options may be granted to employees as well as non-employee directors and consultants of the Company under the Plan as determined by the Board or the Stock Option Committee. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

     Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall (1) specify whether the Option is an incentive stock option or a non-qualified stock option and (2) incorporate such other terms and conditions as the Board of Directors or the Stock Option Committee acting in its absolute discretion deems consistent with the terms of the Plan, including, without limitation, a restriction on the number of shares of Common Stock subject to the Option which first become exercisable during any calendar year.

     To the extent that the aggregate fair market value of the Common Stock of the Company subject to a grant incentive stock options (determined as of the date such an incentive stock option is granted) which first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as non-incentive stock options. This $100,000 limitation shall be administered in accordance with the rules under Section 422(d) of the Code.

EXERCISE PRICE OF OPTIONS

     Upon the grant of an Option to an employee, director or consultant of the Company, the Administrator will fix the number of shares of the Common Stock that the optionee may purchase upon exercise of the Option and the price at which the shares may be purchased. The Option price for incentive stock options shall not be less than the fair market value of the Common Stock at the time the Option is granted, except that the Option price shall be at least 110% of the fair market value where the Option is granted to an employee who owns more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary. Under the terms of the Plan, the aggregate fair market value of the stock (determined at the time the Option is granted) with respect to which incentive stock options are exercisable for the first time by such individual during any calendar year shall not exceed $100,000. Non-qualified stock options may be granted at less than fair market value of the Common Stock. "Fair market value" is determined by the Administrator based on the closing price of the Common Stock on the American Stock Exchange ("AMEX"). On July 5, 2000, the closing price of the Common Stock, as reported by the AMEX, was $.6875.

TERMS

     All Options available to be granted under the Plan must be granted by July 14, 2008. The Administrator will determine the actual term of the Options but no Option will be exercisable after the expiration of 10 years from the date granted. No incentive stock option granted to an employee who owns more than 10% of the combined voting power of all the outstanding classes of stock in the Company may be exercised after five years from the date of grant.

     The Options granted pursuant to the Plan shall not be transferable except
(1) by will or the laws of descent and distribution and (2) non-qualified options may be transferred in limited circumstances to immediate family members and family limited partnerships, with the consent of the Administrator.

EXERCISE OF OPTIONS

     Options granted to employees, directors or consultants under the Plan may be exercised during the optionee's lifetime only by the optionee during his employment or service with the Company or for a period not exceeding three months after voluntary termination, or for a period not exceeding one year if the optionee ceased employment or service as a director or consultant because of permanent or total disability within the meaning of Section 22(e)(3) of the Code. Options may be exercised by the optionee's estate, or by any person who acquired the right to exercise such Option by bequest or inheritance from the optionee for a period of twelve months from the date of the optionee's death. If such Option shall by its terms sooner expire, such Option shall not be extended as a result of the optionee's death.

     The consideration to be paid to the Company upon exercise of an Option may consist of any combination of cash, checks, promissory notes, shares of Common Stock, and/or any other forms of consideration permitted under Delaware law and approved by the Stock Option Committee and/or the Board of Directors. With the exception of the consideration received by the Company upon the exercise of Options granted under the Plan, no consideration is received by the Company for the granting or extension of any Options.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO INCENTIVE STOCK OPTIONS

     Certain Options granted under the Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Set forth below is a general summary of certain of the principal Federal income tax consequences to participants and the Company of incentive stock options granted under the Plan.

     An employee to whom an incentive stock option is granted pursuant to the Plan will not recognize any compensation income and the Company will not recognize any compensation deductions, at the time an incentive stock option is granted or at the time an incentive stock option is exercised. In the year of exercise, however, the amount by which the fair market value of the Common Stock exceeds the Option price will constitute a tax preference item under the alternative minimum tax. If the employee incurs minimum tax in the year of exercise, however, he should qualify for the credit for prior year maximum tax liability in the first future year he has regular tax liability.

     In order to obtain incentive stock option treatment for Federal income tax purposes upon the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon exercise of the Option, the sale (or other disposition) must not occur within two years from the date the Option was granted nor within one year after the issuance of such shares upon exercise of the Option (the "incentive stock option holding period requirements"). If the incentive stock option holding period requirements are satisfied, on the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of an Option, the optionee generally will recognize income from the sale of a capital asset equal to the difference, if any, between the proceeds realized from the sale (or other disposition) and the amount paid as the exercise price of the Option. Alternatively, if the incentive stock option holding period requirements are not satisfied, on the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of the Option, the optionee generally will recognize income taxable as compensation (and the Company will recognize a compensation deduction) in an amount equal to the lesser of (a) the difference, if any, between the fair market value of the shares on the date of exercise and the amount paid as the exercise price of the Option and (b) the difference, if any, between the proceeds realized from the sale or other disposition and the amount paid as the exercise price of the Option. Any additional gain realized on such sale or disposition (in addition to the compensation income referred to above) would give rise to income from the sale of a capital asset and taxed accordingly.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO NON-QUALIFIED STOCK OPTIONS

     The non-qualified stock options that may be granted under the Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code. An individual to whom a non-qualified stock option is granted pursuant to the Plan will generally not recognize any compensation income, and the Company will not realize any compensation deduction, at the time the non-qualified stock option is granted. In the year of exercise, however, the optionee generally will realize income taxable as compensation (and the Company will realize a compensation deduction) in an amount equal to the difference, if any, between the fair market value of the shares on the date of exercise and the amount paid as the exercise price of the Option.

     The tax basis of the shares of Common Stock received by the optionee upon exercise will be equal to the amount paid as the exercise price plus the amount, if any, includable in his gross income as compensation income. The holding period for the shares will commence on the date of exercise.

     On the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of the Option, any gain realized on such sale or disposition would give rise to income from the sale of a capital asset and taxed accordingly.

PREVIOUSLY GRANTED OPTIONS

     As of June 30, 2000, the Company had granted options to purchase an aggregate of 5,348,307 shares of Common Stock under the Plan at a weighted average exercise price of $2.24 per share. Of such options, 1,574,812 shares and 3,773,495 shares were vested and unvested, respectively, and 335,000 Options granted under the Plan had been exercised. The following table sets forth information as of June 30, 2000 concerning option grants made during fiscal 1999 and the six months ended June 30, 2000, with respect to (1) each executive officer; (2) all current executive officers as a group; (3) each nominee for election as a Director; (4) all current Directors who are not executive officers as a group; and (5) all employees, including all current officers who are not executive officers, as a group:

                                                              OPTIONS GRANTED DURING
                                                              FISCAL 1999 AND THE
                                                                  SIX MONTHS
                                                               WEIGHTED AVERAGE
                                                              ENDED JUNE 30, 2000            EXERCISE PRICE
                                                              ---------------------------    --------------

Sal Perisano ..............................................               25,000                 $ 5.38
                                                                         337,500                   3.75
                                                                         434,750                   2.00
                                                                         464,260                   0.69

Patrick Farrell ...........................................              115,000                   3.63
                                                                          75,000                   3.81
                                                                         165,657                   0.69

John Jolly ................................................              250,000                   1.50
                                                                          58,675                   0.69

All Executive Officers as a group (3 persons) .............            1,895,822                   2.00

Robert H. Lessin ..........................................               25,000                   3.13

Samuel Belzberg ...........................................               25,000                   3.13

Ajmal Khan ................................................               25,000                   3.13

Stuart Moldaw .............................................               25,000                   3.81
                                                                         100,000                   2.00

Michael Levitt ............................................               25,000                   3.38

Rob Jevon .................................................               25,000                   3.38

All current Directors who are not
  Executive Officers as a group (5 persons)................              250,000                   2.80

All employees, including current officers
  who are not executive officers as a group
  (29 persons).............................................            2,188,485                   2.46

AMENDMENTS AND DISCONTINUANCE OF THE PLAN

     The Plan can be amended, suspended or terminated at any time by action of the Company's Board of Directors except that no amendment to the Plan can be made without prior stockholder approval where such amendment would result in (1) any material increase in the total number of shares of Common Stock subject to the Plan, (2) any change in the class of eligible participants for Options under the Plan, (3) any material increase in the benefits accruing to participants under the Plan, or (4) stockholder approval being required for continued compliance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company is required for the approval of the amendment to the Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the approval of the amendment to the Plan.

                                   PROPOSAL 3

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

     There will also be submitted for consideration and voting at the Meeting the ratification of the appointment by the Company's Board of Directors of Arthur Andersen LLP as independent public accountants for the purpose of auditing and reporting upon the financial statements of the Company for the fiscal year ending December 31, 2000. The Board of Directors of the Company previously selected and approved the accounting firm of Arthur Andersen LLP as independent public accountants to audit and report upon the Company's financial statements for the fiscal year ended December 31, 1999. Arthur Andersen has no direct or indirect financial interest in the Company.

     Representatives of Arthur Andersen LLP are expected to be present at the Meeting, and they will be afforded an opportunity to make a statement at the Meeting if they desire to do so. It is also expected that such representatives will be available at the Meeting to respond to appropriate questions by stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000.

                                    GENERAL

OTHER MATTERS

     The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine, in their discretion.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, Directors, officers and employees of the Company (who will receive no additional compensation therefor) may solicit the return of proxies by telephone, telegram or personal contact. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock held of record by such persons, and the Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in connection therewith. Each holder of the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person, is urged to fill in, date and sign the enclosed proxy and return it promptly in the enclosed return envelope.

                                          By Order of the Board of Directors
                                          Daniel DeWolf, Secretary

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER
                                  iPARTY CORP.
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.  PURPOSE

     The primary function of the Audit Committee is to represent the Board of Directors in fulfilling its oversight responsibilities by:

     1. Reviewing the financial reports and other financial related information released by iParty Corp. (the "Corporation") to the public, or in certain circumstances governmental bodies.

     2. Reviewing the Corporation's system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established.

     3. Reviewing the Corporation's accounting and financial reporting processes.

     4. Reviewing and appraising with management the performance of the Corporation's independent auditors.

     5. Providing an open avenue of communication between the independent auditors and the Board of Directors.

II.  COMPOSITION

     The Audit Committee shall be comprised of three directors, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have financial management expertise.

     The members of the Committee shall be elected or reappointed by the Board annually for a one year term. A Chairperson shall be appointed by the Board.

III.  MEETINGS

     The Committee will meet at least three times annually and be available to meet more frequently as circumstances dictate. Scheduled meetings of the Audit Committee are (a) to review and approve the scope of the annual audit to be performed by the Corporation's independent auditors and (b) to review and discuss the results of the audit and the Company's Annual Report on Form 10-KSB, prior to its filing. Incidental to any of these regularly scheduled meetings, the Committee should meet, if necessary, with management and the independent auditors in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately.

IV.  RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

     1. Review and reassess the adequacy of this Charter on an annual basis or as conditions dictate.

     2. Review and approve the Corporation's Business Conduct policies.

     3. Review the Corporation's annual financial statements and other reports and financial and related information released to the public, or in certain circumstances governmental bodies, including any certification, report, opinion or review rendered by the independent auditors.

     4. Review the quarterly financial information with management as necessary. The Chairperson of the Committee may represent the entire Committee for purposes of this review.

     5. Review with independent auditors the recommendations included in their management letter, if any, and their informal observations regarding the adequacy of overall financial and accounting procedures of the Corporation. On the basis of this review, make recommendations to senior management for any changes that seem appropriate.

     6. Prepare the minutes of each meeting, distribute to all members of the Audit Committee and provide periodic summary reports to the Board of Directors. The permanent file of the minutes will be maintained by the Secretary of the Corporation.

INDEPENDENT AUDITORS

     7. Review with management and recommend to the Board of Directors the selection of the independent auditors. On an annual basis, the Committee will review and discuss with the auditors all significant relationships, including non-audit services proposed or performed, the auditors have with the Corporation to determine the auditors' independence. The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

     8. Review the fees, expenses and performance of the independent auditors.

     9. Annually consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

FINANCIAL REPORTING PROCESS

     10. In consultation with the independent auditors, review the integrity of the Corporation's financial reporting process, both internal and external.

     11. Review and consider the independent auditors' judgments about the appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     12. Review and consider major changes to the Corporation's accounting principles and practices as proposed by management or the independent auditors.

PROCESS IMPROVEMENT

     13. Establish regular reporting to the Audit Committee by management and the independent auditors regarding any principal/critical risks, emerging or developing issues and significant judgments made or to be made in management's preparation of the financial statements.

     14. Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     15. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

     16. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

ETHICAL AND LEGAL COMPLIANCE

     17. Review the Corporation's operations and determine whether management has established and maintains effective programs and processes to ensure compliance with its Business Conduct policies.

     18. Review management's programs and processes for risk management and protection of the Corporation's assets and business.

     19. Review management's monitoring of the Corporation's compliance with the above programs to ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

     20. Review, with the Corporation's counsel, legal compliance matters, including corporate securities trading policies.

     21. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

     22. Perform any other activities consistent with this Charter, the Corporation's By-laws and government law, as the Committee or the Board deems necessary or appropriate.

                                                                      APPENDIX B

                  TEXT OF AMENDMENT TO THE 1998 INCENTIVE AND
                         NONQUALIFIED STOCK OPTION PLAN

     RESOLVED, that the 1998 Incentive and Nonqualified Plan of iParty Corp., be amended by modifying the second sentence of Section 4(b) thereof to read in its entirety as follows: "Subject to adjustment as provided in paragraph 13 hereof, the aggregate number of shares to be delivered under the Plan shall not exceed seven million (7,000,000) shares. "

PROXY    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                  iPARTY CORP.

             ANNUAL MEETING OF STOCKHOLDERS: MONDAY, AUGUST 7, 2000

   The undersigned stockholder of iParty Corp., a Delaware corporation (the "Company"), hereby appoints Mr. Sal Perisano and Mr. Patrick Farrell, or any of them, voting singly in the absence of the others, as his/her/its attorney(s) and proxy(ies), with full power of substitution and revocation, to vote, as designated on the reverse side, all of the shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019 at 9:00 a.m. (local time), on Monday, August 7, 2000, or any adjournment or adjournments thereof, in accordance with the instructions on the reverse side hereof.

   This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted "FOR" Proposal No. 1, No. 2 and No. 3. The proxies are authorized to vote as they may determine, in their discretion, upon such other business as may properly come before the Meeting.

Please mark your votes as indicated in this example /x/

The Board of Directors recommends a vote "FOR" Proposals No. 1, No. 2 and No. 3

Proposal No. 1--ELECTION OF DIRECTORS:
   / / FOR all nominees listed below (except as withheld in the space provided) / / WITHHOLD AUTHORITY to vote for all nominees listed below
       SAL PERISANO,    AJMAL KHAN,    ROBERT LESSIN,    STUART MOLDAW,   ROBERT
       JEVON*, MICHAEL LEVITT**

  * To be elected only by a vote of the holders of the Series C Preferred Stock. ** To be elected only by a vote of the holders of the Series D Preferred Stock.

 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

--------------------------------------------------------------------------------

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

Proposal No. 2--APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1998 STOCK OPTION
PLAN:

                    / / For      / / Against      / / Abstain

Proposal No. 3--RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.

                    / / For      / / Against      / / Abstain

    The proxies are authorized to vote as they may determine, in their discretion, upon such other business as may properly come before the meeting.

                                              Date: _____________________ , 2000
                                              __________________________________
                                                          SIGNATURE

                                              __________________________________
                                                          SIGNATURE

                                              NOTE: Please sign as name appears
                                              hereon. Joint owners should each
                                              sign. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by an authorized officer. If a
                                              partnership, please sign in
                                              partnership name by an authorized
                                              person.